UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 18, 2025

Golden Matrix Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed by Golden Matrix Group, Inc. (the “Company”, “we” and “us”), with the Securities and Exchange Commission (the “SEC”) on December 18, 2025, on December 12, 2025, Mr. Thomas E. McChesney (“Mr. McChesney”) resigned as a member of our Board of Directors, Audit Committee, and Nominating and Corporate Governance Committee and the chairman of our Compensation Committee.

Effective on December 18, 2025, the Board of Directors of the Company, with the recommendation of the Nominating and Governance Committee of the Board of Directors: (a) appointed Mr. Atul Bali as a member of the Board of Directors, as a member of the Audit Committee, as a member of the Nominating and Corporate Governance Committee, and as Chairman of the Compensation Committee of the Board of Directors, with such appointment to take effect immediately; (b) appointed Mr. Murray G. Smith as a member of, and Chairman of, the Nominating and Corporate Governance Committee; and (c) removed Mr. William Scott as a member of the Audit Committee and Nominating and Corporate Governance Committee (as Mr. Scott is no longer independent after his appointment as Interim Chief Executive Officer of the Company on December 12, 2025, as previously disclosed).

The Board of Directors determined that Mr. Bali was “independent” pursuant to the rules of the Nasdaq Capital Market and pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Mr. Bali is not party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between Mr. Bali and any other person pursuant to which Mr. Bali was selected to serve as a director of the Company, nor is Mr. Bali a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between any director or executive officer of the Company, including Mr. Bali.

Mr. Bali will be entitled to receive the same compensation as the other non-executive members of the Board of Directors of the Company, as described in the Definitive Proxy Statement on Schedule 14A which was filed by the Company with the Securities and Exchange Commission on September 23, 2025 (the “Proxy Statement”), and set forth under “Directors Compensation—Board of Director Fees” and is entitled to participate in the Company’s equity incentive plans in effect and as amended from time to time, as described in the Proxy Statement.

Biographical information for Mr. Bali is provided below:

Atul Bali, age 54, has served as the Chairman of Instant Win Gaming, a UK-based developer of customized digital gaming platforms for global lotteries, since November 2014.  He has also been the Chairman of The Football Pools Ltd, a UK-based operator of offline and online gaming, since January 2021.  Since November 2019, he has served as a board member of Everi Holdings Inc. (NYSE: EVRI)(Everi), a Las Vegas-based supplier for the casino and gaming industry, and, since March 2017, as a non-executive director and audit committee chair of Rainbow Rare Earths PLC (LSE:RRE), a UK company focused on the sustainable extraction and recovery of critical rare earth elements. Additionally, since April 2019, Mr. Bali has served as Chairman of Fincore Ltd, a financial software company that provides certain software and services to Everi as well as a Remote Gaming Server platform provider for multiple competing content providers, since November 2017, Mr. Bali has served as Advisory Board Chairman of Ingenuity Gaming Private Ltd, a service company in the online and land based gaming industry, and since April 2021, Mr. Bali has served as a Strategic Advisory to Football 1x2 Ltd., a provider of iGaming solutions. From May 2016 to August 2021, Mr. Bali was chairman of Meridian Tech Holdings, an online sports betting and gaming group, which the Company acquired in April 2024. From May 2014 to April 2021, Mr. Bali served as deputy chairman/advisor of Gaming Reals PLC (LSE:GMR), a UK-based developer, licensor, and distributor of mobile-focused gaming content. From May 2014 to July 2018, Mr. Bali served as a director and advisor of Metric Gaming, a sports betting software provider. From June 2012 to March 2014, Mr. Bali served as President and CEO of Aristocrat Technologies Inc., a US-based subsidiary of the Australian company, Aristocrat Leisure Limited (ASX: ALL), a gaming and entertainment company.  From April 2002 to August 2010, Mr. Bali also held various positions with GTECH Corporation, a US-based lottery and gaming systems and services provider, including as President and CEO of its GTECH G2 division between September 2007 and August 2010.  Mr. Bali received a bachelor’s degree in Law and Economics (with honors) from Keele University, Staffordshire, England.

The Company believes that Mr. Bali’s extensive experience in the global gaming and iGaming industries, including online gaming platforms, sports betting, and gaming technology, qualifies him to serve as a member of the Board of Directors and that his prior service as a senior executive and board member of multiple gaming operators and suppliers will provide valuable operational, technological, and regulatory insight to the Board of Directors.

Notwithstanding Mr. Bali’s appointment as discussed above, the Board of Directors continues to identify and evaluate candidates to fill the remaining independent director vacancy and intends to appoint an additional independent director as soon as a qualified candidate is identified.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: December 19, 2025	By:	/s/ Rich Christensen
Rich Christensen
Chief Financial Officer

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